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                             State of Delaware

                     Office of the Secretary of State

                     ---------------------------------


     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF DOMESTICATION OF "AIRBOMB.COM INC.", A CANADA CORPORATION, FILED IN THIS OFFICE THE NINTH DAY OF MAY, A.D. 2000, AT 1:45 O'CLOCK P.M.

     A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.



                              [SEAL]    /s/ Edward J. Freel
                                     ------------------------------------------
                                       Edward J. Freel, Secretary of State

3195073   8100D                        AUTHENTICATION: 0436264

001237575                                       DATE:  05-12-00


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                              STATE OF DELAWARE
                         CERTIFICATE OF INCORPORATION
                             A STOCK CORPORATION



-       FIRST: The name of this Corporation is "airbomb.com Inc."

- SECOND: The Address of its registered office in the State of Delaware and the name of its registered agent is Agents and Corporations, Inc., Suite 600, One Commerce Center, Twelfth and Orange Streets, Wilmington, Delaware 19899-0511.

- THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

- FOURTH: The amount of the total authorized capital stock of this corporation is One Hundred Thousand Dollars ($100,000.00) divided into 100,000,000 shares of One Tenth of One Cent ($0.001) each.

- FIFTH: The name and mailing address of the incorporator are as follows:

                 Name  Dennis Higgs
                       --------------------------------------------------------
                 Mailing Address 505-1155 Robson Street
                                 ----------------------------------------------
                                 Vancouver, BC, Canada       Zip Code   V6E 1B5
                                 ---------------------                  -------

- I, THE UNDERSIGNED, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that the facts herein stated are true, and I have accordingly hereunto set my hand this 26 day of APRIL 2000.


                                      BY: /s/ Dennis Higgs
                                         ----------------------------
                                               (Incorporator)

                                      NAME: Dennis Higgs
                                            -------------------------